Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-206-8020
otis.buchanan@liquidmetal.com

Liquidmetal® Technologies Announces Change to Board of Directors

Lake Forest, Ca. October 24th, 2006— Liquidmetal® Technologies Inc. (LQMT.OB) today announced the addition of  retired General Patrick P. Caruana to the Liquidmetal Technologies’ board of directors. Caruana, a retired United States Air Force General and a recently retired vice president for Northrop Grumman Space Technology, a 29 billion dollar global defense enterprise, replaces Liquidmetal Technologies company founder James Kang, resulting in the creation of a board that has a majority of independent members.

New board member Caruana is a 36 year veteran of the U.S. Air Force retiring as a Lieutenant General. During that time he served in a full range of leadership and staff positions, including an air campaign planner and commander during the first Gulf War, directing the combat operations of twelve aircraft wings in six nations and the Indian Ocean. Mr. Caruana was also responsible for the oversight of several large development and procurement programs while supporting the Office of the Assistant Secretary of the Air Force for Acquisition at the Pentagon. He completed his military service in a capacity responsible for all of the space and missile operations of the U.S. Air Force at Air Force Space Command, in Colorado Springs, Colorado. A graduate of the U.S. Air Force Academy where he earned a Bachelor’s degree in engineering, Caruana received a Master of Science degree in mathematics from Texas A&M University. Mr. Caruana is the former Northrop Grumman Corporate lead for Missile and space Defense business development in the Asia market, and he is currently a consultant with Northrop Grumman Space Technology.

Chairman, John Kang, stated, “We are excited to have General Caruana join our board. His experience and knowledge of the military as well as his wisdom in running a large organization will be a tremendous asset for the company. With the recent addition of new company President and CEO Larry Buffington, who has a history of growing companies, and General Caruana’s addition to the board, Liquidmetal is well positioned for the next  phase.

The resignation on the part of James Kang now aligns the Liquidmetal Technologies board of directors with four independent members, Dean Tanella, Bobb Biehl, CK Cho and Patrick Caruana, and two inside board members, John Kang and Professor William Johnson, the creator of the Liquidmetal alloy. James

Kang will provide consulting services to the Company as he advises the management on the future of the technology and manufacturing.

About Liquidmetal Technologies

Liquidmetal Technologies (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys.  Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys.  Bulk Liquidmetal® alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs.  Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy’s performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third Revolution™ in material science.

This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.